Exhibit 99.1

List of Companies Included in Hay Group Survey Data

3M

Aceto

Afton Chemical

AGC Chemicals Americas, Inc.

Agrana

Ainsworth Pet Nutrition

Air Liquide America

Air Products & Chemicals

AK Steel Corporation

Akzo Nobel

Akzo Nobel -- Automotive and Aerospace Coatings

Akzo Nobel -- Deco Paints

Akzo Nobel -- Functional Chemicals

Akzo Nobel -- Industrial Coatings

Akzo Nobel -- Marine and Protective Coatings

Akzo Nobel -- Powder Coatings

Akzo Nobel -- Pulp & Paper Chemicals

Akzo Nobel -- Surface Chemistry

Akzo Nobel -- Wood Finishes and Adhesives

Albemarle

Almatis

Amcor Limited - Flexibles

Amcor Limited -- Rigid Plastics

American Crystal Sugar

Amesbury Group

Amsted Industries

Amway -- Alticor

Anheuser-Busch InBev -- Anheuser-Busch

ArcelorMittal

ArcelorMittal -- ArcelorMittal Tubular

Arizona Chemical

Arkema

Ascend Performance Materials

Ashland

Ashland -- Aqualon Functional Ingredients

Ashland -- Consumer Markets

Ashland -- Hercules Water Technologies

Ashland -- Performance Materials

Associated Materials

Aurubis AG

Austin Packaging Company

Avantor Performance Materials

Avon Products

Bacardi Limited -- Bacardi USA

Bare Escentuals

Barnes Group -- Barnes Aerospace

BASF

Bauer Hockey

Bayer -- MaterialScience

BE Aerospace

Beam Global Spirits & Wine

Beiersdorf

Beneo

Berry Plastics

BIC

Boral Industries

Boston Beer

Braskem America

Brown-Forman

Buckman Laboratories

Cabot

Calgon Carbon

Campari America

Campbell Soup

Cargill

Celanese Americas

CF Industries

Charlotte Pipe & Foundry

Chemtrade Logistics

Church & Dwight

Clariant

Coca-Cola

Coca-Cola Bottling

Colgate-Palmolive

Commercial Metals

ConAgra Foods

Corbion

Coty

Crown Imports

CSN

CSS Industries

Curtiss-Wright

Cytec Industries

D&M

Daikin America

Day & Zimmermann

Dean Foods

Del Monte Foods

Diageo North America

Dow Chemical

Dow Chemical -- Dow AgroSciences

Dow Corning

Dow Corning -- Hemlock Semiconductor

DSM Dyneema

DSM Pharmaceuticals

DSM Resins -- DSM Nutritional Products

DSM Resins -- DSM Services USA

Duraline

Dyno Nobel

E. I. du Pont de Nemours

EADS North America

Eastman Chemical

Eaton

Elevance Renewable Sciences

Embraer

Eramet Marietta

Ethyl

Evonik Degussa

Farmland Foods

Ferrero USA

Ferro

Firmenich

Fisher & Paykel Appliances

FMC

FMC -- Agricultural Products Group

FMC -- Industrial Chemicals Group

FMC -- Specialty Chemicals Group

Fonterra

Forbo Flooring

Fuller (H.B.)

Geberit -- Chicago Faucet

GEO Specialty Chemicals

Gerdau AmeriSteel

Gestamp

Ghirardelli Chocolate

Givaudan

Great Lakes Dredge and Dock

Griffith Laboratories USA

Groupe SEB

Heineken USA

Henkel

Hershey Foods

Hilti -- US

Honeywell -- Specialty Materials

Hormel Foods

Houghton International

Huhtamaki

Huntsman -- Advanced Materials

Huntsman -- Performance Products

Huntsman -- Polyurethanes

Huntsman -- Textile Effects

ICL Industrial Products

Ineos

INEOS Oligomers

Infineum USA

Innophos

International Flavors & Fragrances

Interstates

INVISTA

Italcementi

Itochu International

Japan Tobacco -- JT International USA

Johnson Matthey, Inc. - Precious Metal Products

Jotun Coating

Kellogg

Kemira Chemicals

Kimberly-Clark

Kuraray Americas

Lansing Trade Group LLC

LANXESS

Lavazza Premium Coffees

LA-Z BOY

Lego Systems

Lehigh Hanson

Lehigh Hanson -- Building Products

Lehigh Hanson -- Canada Region

Lehigh Hanson -- Lehigh White

Lehigh Hanson -- North Region

Lehigh Hanson -- South Region

Lehigh Hanson -- West Region

Lenzing Fibers

Lhoist North America

Linde Group, NA

L'Oreal USA

Lotus Bakeries

Lubrizol

LVMH Moet Hennessy Louis Vuitton -- Moet Hennessy USA

LyondellBasell North America -- Lyondell

MacDermid

Magotteaux

Marine Harvest

Martek Biosciences Corporation

Matthews International

Mauser

McCormick & Company

MeadWestvaco

Millennium Inorganic Chemicals

Minn-Dak Farmers Cooperative

Mitsubishi International

Mitsubishi Polycrystalline Silicon America

Molson Coors Brewing

Momentive Specialty Chemicals

Moog

Mosaic

Nestle USA

NewMarket

NORFALCO

North American Breweries

NOVA Chemicals

Nutreco Holding -- Trouw Nutrition USA

Nyrstar Tennessee Mines

Occidental Petroleum -- Occidental Chemical

OCI Enterprises

Olam Americas

Orion Engineered Carbons, LLC

Outotec Oyj

Owens-Illinois

Panasonic Consumer Electronics

Peabody Holding

PepsiCo

Pernod Ricard SA -- Pernod Ricard USA

Philip Morris International

Plastiflex

Ply Gem Siding Group

PolyOne

Potash Corporation of Saskatchewan

Praxair

Procter & Gamble

Proximo Spirits

Public Building Commission of Chicago

Remy Cointreau USA

Rich Products

Rio Tinto Group

RockTenn

Rolls Royce

Roquette America

S&B Industrial Minerals S.A.

SABIC Innovative Plastics US

Sabra Dipping Company

Saint-Gobain -- Abrasives

Saint-Gobain -- Ceramics

Saint-Gobain -- Certain Teed

Saint-Gobain -- Containers

Saint-Gobain -- Delegation

Saint-Gobain -- Gypsum

Saint-Gobain -- Technical Fabrics

Saint-Gobain -- Vetrotex

Sasol North America

Sazerac

Sentry Safe

Severstal - Severstal North America

Sherwin Alumina

Shiseido Cosmetics America

Siegwerk USA

Sika

Silgan Holdings

Smith & Wesson

Sojitz Corporation of America

Solvay - Rhodia

Solvay America

Solvay America -- Flourides

Solvay America -- Solvay Advanced Polymers

Solvay America -- Solvay Chemicals

Solvay America -- Solvay Information Technologies

Sonoco Products

Southco

Southern Star Concrete

Stepan

Stihl Incorporated

Taminco Higher Amines, Inc.

Tampico

Tata Global Beverages

Tate & Lyle Americas

Tate & Lyle Americas -- Custom Ingredients

Tate & Lyle Americas -- Ingredients Americas

Tekni-Plex

Tesa Tape

Tessenderlo

ThyssenKrupp

Tigre USA

TOTAL S.A. -- Total Petrochemicals & Refining USA

Treasury Wine Estates

Tronox

Tyson Foods

Umicore (N.V.)

Unifi Manufacturing

Unilever US

United Space Alliance

United States Steel

VWR Funding

WD-40

Westlake Chemical

Wienerberger -- General Shale Brick

William Grant & Sons

Williams Companies

Number of Participants: 285